OSAGE BANCSHARES, INC.

RESOLUTIONS

OF THE

BOARD OF DIRECTORS

WHEREAS, Rule 4350(l) of The Nasdaq Stock Market, LLC requires that all securities listed on The Nasdaq Stock Market must be eligible for a direct registration system operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

WHEREAS, the Company has been advised by its transfer agent that in order to be eligible for such a direct registration system, the Company’s Bylaws must permit book-entry ownership.

NOW, THEREFORE, BE IT

RESOLVED, that Article VII, Section 1 of the Company’s Bylaws be, and hereby is, amended to read as follows:

SECTION 1. Certificates for Shares. The shares of the Corporation may be represented by certificates or uncertificated. Certificates for shares shall be signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

; and be it further

RESOLVED, that Article VII of the Company’s Bylaws be, and hereby is, further amended by adding a new Section 2 thereto to read as follows and renumbering the remaining sections of Article VII accordingly.

SECTION 2. Uncertificated Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect to such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall issue or cause to be issued to the holder of such shares a written statement of the information required to be included on stock certificates under Maryland law and these Bylaws. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Corporation, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

; and be it further

RESOLVED, that Section 4 of Article VII of the Company’s Bylaws be and hereby is, amended to read as follows:

SECTION 4. Payment for Shares. No certificated or uncertificated shares shall be issued until the agreed upon consideration for such shares is fully paid.

; and be it further

RESOLVED, that Section 6 of Article VII of the Company’s Bylaws be, and hereby is, amended to read as follows:

SECTION 6. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. In the case of certifcated shares, such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

; and be it further

RESOLVED, that the President or such other officers as he may designate be, and they hereby are, authorized and directed to file such notices and take such other actions as they shall deem necessary or convenient, with the advice of counsel, to place the foregoing Bylaw into effect and to carry out its purposes and their authority to act shall be conclusively, but not exclusively, evidenced by such actions.